Exhibit 99.1

Washington Banking Company Earns $14.5 Million, or $0.93 per Share, in 2013

Continuing Improvements in Asset Quality and Solid Loan Growth Contribute to Profits

OAK HARBOR, WA – January 30, 2014 – Washington Banking Company (NASDAQ: WBCO), the holding company for Whidbey Island Bank, today reported it earned $14.5 million, or $0.93 per diluted share in 2013, with a 38.2% decline in nonperforming assets and 4.3% growth in originated loans compared to a year ago. In 2012, Washington Banking earned $16.8 million, or $1.09 per diluted share, with strong contribution from its covered loan portfolio. In the fourth quarter of 2013, earnings were $2.5 million, or $0.16 per diluted share, compared to $4.5 million, or $0.29 per diluted share, in the third quarter of 2013 and $4.6 million, or $0.30 per diluted share in the fourth quarter of 2012.

“The announcement that we will be merging with Heritage Financial Corporation (Nasdaq: HFWA) was an exciting event to finish our year,” said Jack Wagner, President and Chief Executive Officer. “We believe this merger of two of Washington’s strongest community banks will be a winning combination. We have received regulatory approval of the merger from the FDIC and Washington DFI. We believe we remain on track to close in the second quarter, as planned.”

“C&I, real estate and consumer lending were all strong in the fourth quarter and full year periods, offsetting the planned run-off of construction loans in our portfolio,” said Bryan McDonald, Whidbey Island Bank’s President and CEO. “Loan demand remains strong and our pipeline of activity continues to grow. During the fourth quarter, we closed $48.7 million in new commercial loans, renewed or extended $46.3 million in existing commercial loans and funded $28.6 million in residential mortgages, for both refinance and purchase transactions. We are continuing to see strong demand for SBA loans, closing $2.9 million in the fourth quarter, which is almost double the volume produced in the third quarter, and the SBA pipeline is up 60% from the end of September.”

Fourth quarter loan production contributed to 1.9% net non-covered loan growth in the quarter and 4.3% net growth year-over-year. In the 2013 fourth quarter, average loans increased 4.0% to $874.9 million from $841.0 million a year ago. Mortgage banking income contributed $469,000 to fourth quarter revenues, down from $726,000 in the third quarter of 2013 and $1.2 million in the fourth quarter a year ago.

2013 Financial Highlights (as of, or for the period ended December 31, 2013)

•	On a consolidated basis, Total Risk-Based Capital to risk-adjusted assets was 19.76% compared to 19.39% a year ago. The minimum ratio to be considered well-capitalized under FDIC rules is 10%.
•	With the exception of planned runoff in construction loans, all loan categories increased for both the quarter and the year.
•	Asset quality continues to improve with the ratio of nonperforming non-covered assets (NPAs) to total assets dropping to 0.68% from 0.89% at September 30, 2013 and 1.10% a year ago. Classified loans declined to $66.1 million at December 31, 2013, from $77.3 million at December 31, 2012.
•	Low-cost demand, money market, savings and NOW accounts were $1.11 billion, or 75% of total deposits.
•	Loan loss reserves were 1.92% of non-covered loans, compared to 2.01% a year ago.
•	The interest income generated from the loan portfolios in the FDIC-assisted acquisitions contributed $5.5 million to fourth quarter and $23.7 million to full year revenues in 2013.
•	In the fourth quarter, the net interest margin fell 9 basis points to 4.50% compared to 4.59% in the preceding quarter, and fell 73 basis points from 5.23% in the year ago quarter, reflecting declines in both the yields and balances of covered loans.

Credit Quality

“We generated net recoveries in our non-covered loan portfolio, which allowed us to take a minimal loan loss provision in the fourth quarter of 2013,” said Dan Kuenzi, Chief Credit Officer. “Residential construction projects, which continue to

WBCO Reports 2013 EPS of $0.93

January 30, 2014

account for the bulk of nonperforming assets, were reduced by $845,000 in the fourth quarter and foreclosed properties fell by $1.7 million in the quarter.”

Total nonperforming assets fell 38.2% from a year ago. Nonperforming, non-covered loans (NPLs) decreased at year end to $8.4 million from $9.9 million in the third quarter and from $15.6 million a year ago, with residential construction loans accounting for 41.2% of nonperforming assets. The ratio of NPLs/total non-covered loans improved to 0.95% at December 31, 2013, from 1.14% at the end of the third quarter and 1.82% a year ago. Nonperforming, non-covered assets (NPA)/total assets improved to 0.68% compared to 0.89% in the preceding quarter and 1.10% a year ago. Non-covered other real estate owned (OREO) was $3.1 million, down from $4.7 million in the preceding quarter and up slightly from $3.0 million a year ago. Distribution of nonperforming, non-covered assets is shown in the following table:

Non-Covered NPA by Location	Island County	San Juan County	Skagit County	Snohomish County	Whatcom County	Total	Percent of Total Non-Covered NPA by Loan Type
(dollars in 000s)
12/31/2013
Commercial	$3	$42	$395	$1,281	$455	$2,176	18.96%
Real Estate Mortgages
One-to-Four Family Residential	44	—	142	—	320	506	4.41%
Commercial	—	—	555	—	329	884	7.70%
Real Estate Construction
One-to-Four Family Residential	952	—	1,338	—	2,435	4,725	41.17%
Commercial	—	—	—	—	—	—	0.00%
Consumer
Direct	32	—	—	59	27	118	1.03%
Other Real Estate Owned	274	—	2,063	162	568	3,067	26.73%
Total	$1,305	$42	$4,493	$1,502	$4,134	$11,476	100.00%

Percent of Total Non-Covered NPA by Location	11.37%	0.37%	39.15%	13.10%	36.02%	100.00%

The provision for non-covered loan losses was $50,000 in the fourth quarter, compared to $525,000 in the third quarter of 2013 and $1.5 million in the fourth quarter a year ago. The allowance for non-covered loan losses totaled $17.1 million, or 1.92% of non-covered loans. Total net recoveries in the fourth quarter were $101,000, or (0.05)% of average total loans on an annualized basis, compared to net charge-offs of $550,000, or 0.25% of average loans in the preceding quarter and net-charge-offs of $923,000, or 0.44% of average loans, in the fourth quarter a year ago.

Balance Sheet

Total assets were $1.68 billion at December 31, 2013, compared to $1.65 billion three months earlier and $1.69 billion a year ago. Total net non-covered loans increased 1.9% to $871.6 million compared to $855.7 million at September 30, 2013, and were up 4.3% from $836.0 million at December 31, 2012.

The non-covered loan portfolio is well diversified with commercial and industrial loans making up 20.2% and residential mortgages accounting for 4.7% of the portfolio. Owner-occupied commercial real estate loans represent 27.1% of the portfolio and non-owner occupied commercial real estate loans account for 23.2% of loans. Indirect consumer loans account for 9.0% of the portfolio and other consumer loans account for 9.2%. Construction and land development loans for residential properties were 3.8% and commercial construction and land development loans represent 2.5% of the portfolio.

As resolution of the covered portfolio progresses, net covered loans totaled $137.3 million and covered OREO totaled $6.0 million at December 31, 2013, compared to $156.4 million and $4.1 million, respectively, three months earlier.

The mix of total deposits continued to improve with non-CD deposits increasing to 75.5% of total deposits from 69.4% a year ago. Total deposits were up 2.7% to $1.47 billion at December 31, 2013, compared to $1.43 billion at the end of the third quarter. Noninterest-bearing demand deposits decreased 1.4% in the quarter and increased 1.6% year-over-year, representing 18.1% of total deposits. Year-over-year, NOW accounts increased 7.1% to $370.2 million, comprising

WBCO Reports 2013 EPS of $0.93

January 30, 2014

25.2% of deposits and time deposits declined 19.7% to $359.7 million and accounted for 24.5% of total deposits. Core deposits, excluding time deposits over $100,000, represented 89.3% of all deposits.

Tangible shareholder equity totaled $174.3 million, or $11.22 per share, at December 31, 2013, compared to $176.6 million, or $11.41 per share, a year ago.

Operating Results

In the fourth quarter of 2013, net interest income increased slightly to $17.3 million from the linked quarter of $17.1 million, and declined 13.1% from $19.9 million a year ago. The majority of the decline came from the resolution of the covered loan portfolio and a change in the yield on covered loans to 14.92% in the fourth quarter of 2013 from 13.29% in the third quarter and 14.54% in the fourth quarter a year ago. For the full year in 2013, net interest income fell 15.3% to $69.9 million from $82.6 million in 2012.

“The costs associated with the due diligence for our merger with Heritage Financial added $652,000 to fourth quarter operating expense. In addition, we continue to generate noise from the FDIC-assisted accounting items on the income statement,” said Rick Shields, Chief Financial Officer. “Most of the FDIC acquisition adjustments were booked in the second quarter this year when we adjusted the forecast of expected cash flows of covered loans. The provisions for these loans, particularly in the hospitality sector, reduced earnings by $1.3 million, or $0.08 per diluted share in 2013.” The following table reflects the adjustments on the income statement for 2013 and 2012:

	Quarter Ended	Quarter Ended	For the Year Ended
	December 31,	December 31,	December 31,
Impact of Reforecast of Cashflows of Covered Assets	2013	2012	2013	2012
($ in thousands, except per share data)
Provision for Loan Losses, Covered Loans	$326	$2,247	$12,740	$2,644
Writeup of FDIC Indemnification Asset	(251)	(1,797)	(10,182)	(1,797)
Reversal of Accrued FDIC Clawback Liability	—	—	(626)	—
Impact of Reforecast of Cashflows	75	450	1,932	847
Provision for Income Tax	26	158	676	296
Net Impact of Reforecast of Cashflows	$49	$293	$1,256	$551

Fully Diluted Average Common and Equivalent Shares Outstanding	15,616,000	15,484,000	15,551,000	15,455,000

Fully diluted Earning per Share Impact	$0.00	$0.02	$0.08	$0.04

Excluding the change in the FDIC indemnification asset, noninterest income in the fourth quarter totaled $3.7 million compared to $4.2 million in the previous quarter and $4.8 million in the year ago quarter. In 2013, noninterest income excluding the change in the FDIC indemnification asset was $16.6 million compared to $17.4 million in 2012.

Washington Banking’s net interest margin decreased 9 basis points from the preceding quarter to 4.50% from 4.59% and fell 73 basis points from 5.23% in the year ago quarter. In 2013, the net interest margin dropped 89 basis points to 4.65% from 5.54% in 2012. “As anticipated, as we reduce the size of the covered loan portfolio, its generous contribution to margin is diminishing,” Shields noted.

Operating expenses were up 25.7% in the quarter and 17.6% from the fourth quarter a year ago, reflecting year-end bonuses and merger related expenses. In 2013, operating expenses were down slightly at$56.3 million from $56.4 million a year ago.

In a separate release today, Washington Banking announced it will pay a quarterly cash dividend of $0.08 per common share. “In keeping with our two-tiered approach in determining our dividend payouts each quarter, we are paying our basic dividend of seven cents plus one cent per share in the variable dividend, which results in the total dividend at 50% of earnings,” Wagner noted.

WBCO Reports 2013 EPS of $0.93

January 30, 2014

About Washington Banking Company

Washington Banking Company is a bank holding company based in Oak Harbor, Washington, that operates Whidbey Island Bank, a state-chartered full-service commercial bank. Founded in 1961, Whidbey Island Bank provides various deposit, loan and investment services to meet customers’ financial needs. With its two FDIC-assisted acquisitions in 2010, Whidbey Island Bank currently operates 31 full-service branches located in six counties in Northwestern Washington. The Seattle Times’ ranked Washington Banking Company as the top financial institution in the region for the third consecutive year in their 21st annual “Best of the Northwest” listing. In 2009, Washington Banking was added to the Russell 2000 Index, a subset of the Russell 3000 Index. Both indices are widely used by professional money managers as benchmarks for investment strategies.

Additional Information

Heritage Financial Corporation has filed a registration statement on Form S-4 with the SEC in connection with the proposed transaction with Washington Banking Company. The registration statement includes a joint proxy statement of Heritage Financial Corporation and Washington Banking Company that also constitutes a prospectus of Heritage Financial Corporation, which will be sent to the shareholders of Heritage Financial Corporation and Washington Banking Company. Shareholders are advised to read the joint proxy statement/prospectus because it contains important information about Heritage Financial Corporation, Washington Banking Company and the proposed transaction. This document and other documents relating to the merger filed by Heritage Financial Corporation and Washington Banking Company can be obtained free of charge from the SEC's website at www.sec.gov. These documents also can be obtained free of charge by accessing Heritage Financial Corporation's website at http://www.hf-wa.com/docs.aspx?iid=1024198 or by accessing Washington Banking Company's website at http://investor.washingtonbanking.info/docs.aspx?iid=1025104. Alternatively, these documents, can be obtained free of charge from Heritage Financial Corporation upon written request to Heritage Financial Corporation, Secretary, 201 Fifth Avenue S.W., Olympia, WA 98501 or by calling (360) 943-1500, or from Washington Banking Company, upon written request to Washington Banking Company, Secretary, 450 SW Bayshore Drive, Oak Harbor, Washington 98277 or by calling (360) 240-6458.

Participants in this Transaction

Heritage Financial Corporation, Washington Banking Company and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders in connection with the proposed transaction under the rules of the SEC. Information about these participants may be found in the definitive proxy statement of Heritage Financial Corporation relating to its 2013 Annual Meeting of Shareholders filed with the SEC by Heritage on March 19, 2013 and the definitive proxy statement of Washington Banking Company relating to its 2013 Annual Meeting of Shareholders filed with the SEC on March 26, 2013. These definitive proxy statements can be obtained free of charge from the sources indicated above. Additional information regarding the interests of these participants will also be included in the joint proxy statement/prospectus regarding the proposed transaction when it becomes available.

Forward Looking Statements

This news release contains forward-looking statements that are subject to risks and uncertainties. These forward-looking statements describe management's expectations regarding future events and developments such as the proposed merger with Heritage Financial Corporation, future operating results, regional economic trends, dividends and dividend payout ratios, covered loan trends, branch openings, growth in loans and deposits, credit quality and loan losses, net interest margin, benefits from prior FDIC-assisted acquisitions and continued success of the Company’s business plan. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The words “anticipate,” “expect,” “will,” “believe,” and words of similar meaning are intended, in part, to help identify forward-looking statements. Future events are difficult to predict, and the expectations described above are subject to risk and uncertainty that may cause actual results to differ materially. In addition to discussions about risks and uncertainties set forth from time to time in the Company’s filings with the Securities and Exchange Commission, factors that may cause actual results to differ materially from those contemplated in these forward-looking statements include, among others: (1) local and national general and economic condition; (2) changes in interest rates and their impact on net interest margin and customer behavior; (3) competition among financial institutions, including without limitation the impact of competitors’ pricing initiatives on loan and deposit products; (4) legislation or regulatory requirements, including but not limited to the Dodd-Frank Act and regulations adopted thereunder, changes in capital requirements pursuant to the Dodd-Frank Act and the implementation of the Basel III capital standards, other governmental initiatives affecting the financial services industry and changes in federal and/or state tax laws or interpretations thereof by taxing authorities; (5) the ability to realize the efficiencies expected from investment in personnel and infrastructure; (6) the requisite shareholder and regulatory approvals for the Heritage-Washington Banking merger might not be obtained and other closing conditions may not be satisfied; (7) the costs, effects and outcomes of litigation; (8) changes in financial markets; (9) results of examinations by regulatory authorities, including the possibility that any such regulatory authority may, among other things, require increases in the allowance for loan losses or writing down of assets; (10) expected revenues, cost savings, synergies and other benefits from the Heritage-Washington Banking merger might not be realized within the expected time frames or at all and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (11) fluctuations in real estate values; (12) the ability to access cost-effective funding; (13) the credit risks of lending activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses, which could necessitate additional provisions for loan losses, resulting both from loans originated and loans acquired from other financial institutions; (14) the ability to adapt successfully to technological changes to meet customers’ needs and developments in the market place; (15) changes in accounting principles, policies or guidelines; (16) future acquisitions of other depository institutions or lines of business; and (17) future goodwill impairment due to changes in business, changes in market conditions, or other factors. . Washington Banking Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made. Any such statements are made in reliance on the safe harbor protections provided under the Securities Exchange Act of 1934, as amended.

www.wibank.com

WBCO Reports 2013 EPS of $0.93

January 30, 2014

CONSOLIDATED STATEMENTS OF INCOME (unaudited)	Quarter Ended	Quarter Ended	Three	Quarter Ended	One
($ in thousands, except per share data)	December 31,	September 30,	Month	December 31,	Year
	2013	2013	Change	2012	Change
Interest Income
Non-Covered Loans	$10,994	$11,041	0%	$11,520	-5%
Covered Loans	5,466	5,559	-2%	8,170	-33%
Taxable Investment Securities	1,630	1,433	14%	1,352	21%
Tax Exempt Securities	400	392	2%	336	19%
Other	64	44	45%	61	5%
Total Interest Income	18,554	18,469	0%	21,439	-13%

Interest Expense
Deposits	1,182	1,202	-2%	1,457	-19%
Junior Subordinated Debentures	119	120	-1%	128	-7%
Total Interest Expense	1,301	1,322	-2%	1,585	-18%

Net Interest Income	17,253	17,147	1%	19,854	-13%
Provision for Loan Losses, Non-Covered Loans	50	525	-90%	1,500	-97%
Provision for Loan Losses, Covered Loans	326	—	100%	2,246	-85%
Net Interest Income after Provision for Loan Losses	16,877	16,622	2%	16,108	5%

Noninterest Income
Service Charges and Fees	870	870	0%	860	1%
Electronic Banking Income	985	1,004	-2%	938	5%
Investment Products	171	128	34%	231	-26%
Gain on Sale of Investment Securities, Net	—	—	100%	244	-100%
Bank Owned Life Insurance Income	19	38	-50%	33	-42%
Income from the Sale of Loans	469	726	-35%	1,221	-62%
SBA Premium Income	132	269	-51%	284	-54%
Change in FDIC Indemnification Asset	(563)	(1,030)	-45%	(228)	147%
Gain on Disposition of Covered Assets	851	871	-2%	567	50%
Other Income	231	261	-11%	453	-49%
Total Noninterest Income	3,165	3,137	1%	4,603	-31%

Noninterest Expense
Compensation and Employee Benefits	8,656	7,396	17%	7,627	13%
Occupancy and Equipment	1,883	1,767	7%	1,757	7%
Office Supplies and Printing	362	349	4%	427	-15%
Data Processing	547	534	2%	531	3%
Consulting and Professional Fees	212	163	30%	194	9%
Intangible Amortization	110	111	-1%	129	-15%
Merger Related Expenses	652	—	100%	—	100%
FDIC Premiums	256	265	-3%	314	-18%
FDIC Clawback Liability	88	87	1%	295	-70%
Non-Covered OREO & Repossession Expenses, Net	924	399	132%	330	180%
Covered OREO & Repossession Expenses, Net	945	178	431%	425	122%
Other	1,801	1,823	-1%	1,943	-7%
Total Noninterest Expense	16,436	13,072	26%	13,972	18%

Income Before Provision for Income Tax	3,606	6,687	-46%	6,739	-46%
Provision for Income Tax	1,104	2,185	-49%	2,153	-49%
Net Income Available to Common Shareholders	$2,502	$4,502	-44%	$4,586	-45%
Earnings per Common Share
Net Income per Share, Basic	$0.16	$0.29	-45%	$0.30	-47%

Net Income per Share, Diluted	$0.16	$0.29	-45%	$0.30	-47%

Average Number of Common Shares Outstanding	15,536,000	15,531,000		15,455,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,616,000	15,589,000		15,484,000

WBCO Reports 2013 EPS of $0.93

January 30, 2014

CONSOLIDATED STATEMENTS OF INCOME (unaudited)	For the Year Ended		One
($ in thousands, except per share data)	December 31,		Year
	2013	2012	Change
Interest Income
Non-Covered Loans	$44,166	$46,530	-5%
Covered Loans	23,710	36,418	-35%
Taxable Investment Securities	5,720	5,333	7%
Tax Exempt Securities	1,557	1,178	32%
Other	206	251	-18%
Total Interest Income	75,359	89,710	-16%

Interest Expense
Deposits	4,942	6,581	-25%
Junior Subordinated Debentures	478	532	-10%
Total Interest Expense	5,420	7,113	-24%

Net Interest Income	69,939	82,597	-15%
Provision for Loan Losses, Non-Covered Loans	1,875	7,100	-74%
Provision for Loan Losses, Covered Loans	12,740	2,644	382%
Net Interest Income after Provision for Loan Losses	55,324	72,853	-24%

Noninterest Income
Service Charges and Fees	3,401	3,560	-4%
Electronic Banking Income	4,101	3,666	12%
Investment Products	771	1,295	-40%
Gain on Sale of Investment Securities, Net	556	931	-40%
Bank Owned Life Insurance Income	132	191	-31%
Income from the Sale of Loans	3,267	3,848	-15%
SBA Premium Income	894	602	49%
Change in FDIC Indemnification Asset	5,735	(9,126)	-163%
Gain on Disposition of Covered Assets	2,315	1,877	23%
Other Income	1,173	1,402	-16%
Total Noninterest Income	22,345	8,246	171%

Noninterest Expense
Compensation and Employee Benefits	30,909	29,944	3%
Occupancy and Equipment	7,287	6,883	6%
Office Supplies and Printing	1,501	1,643	-9%
Data Processing	2,185	2,134	2%
Consulting and Professional Fees	849	904	-6%
Intangible Amortization	439	512	-14%
Merger Related Expenses	652	—	100%
FDIC Premiums	1,091	1,281	-15%
FDIC Clawback Liability	(88)	1,680	-105%
Non-Covered OREO & Repossession Expenses, Net	2,227	1,841	21%
Covered OREO & Repossession Expenses, Net	1,696	1,699	0%
Other	7,553	7,878	-4%
Total Noninterest Expense	56,301	56,399	0%

Income Before Provision for Income Tax	21,368	24,700	-13%
Provision for Income Tax	6,872	7,856	-13%
Net Income Available to Common Shareholders	$14,496	$16,844	-14%
Earnings per Common Share
Net Income per Share, Basic	$0.94	$1.09	-14%

Net Income per Share, Diluted	$0.93	$1.09	-15%

Average Number of Common Shares Outstanding	15,495,000	15,422,000
Fully Diluted Average Common and Equivalent Shares Outstanding	15,551,000	15,455,000

WBCO Reports 2013 EPS of $0.93

January 30, 2014

CONSOLIDATED BALANCE SHEETS (unaudited)			Three		One
($ in thousands except per share data)	December 31,	September 30,	Month	December 31,	Year
	2013	2013	Change	2012	Change
Assets
Cash and Due from Banks	$27,489	$36,360	-24%	$32,145	-14%
Interest-Bearing Deposits with Banks	103,869	75,145	38%	75,428	38%
Federal Funds Sold	—	—	100%	—	100%
Total Cash and Cash Equivalents	131,358	111,505	18%	107,573	22%

Investment Securities Available for Sale	432,542	400,276	8%	372,968	16%
FHLB Stock	7,172	7,239	-1%	7,441	-4%
Loans Held for Sale	3,389	4,191	-19%	18,043	-81%
Loans Receivable	888,686	872,636	2%	853,134	4%
Less: Allowance for Loan Losses	(17,093)	(16,942)	1%	(17,147)	0%
Non-Covered Loans, Net	871,593	855,694	2%	835,987	4%

Covered Loans, Net Allowance for Loan Losses	137,333	156,390	-12%	214,087	-36%
Premises and Equipment, Net	35,038	35,425	-1%	36,751	-5%
Bank Owned Life Insurance	17,836	17,817	0%	17,704	1%
Goodwill and Other Intangible Assets, Net	5,588	5,698	-2%	6,027	-7%
Other Real Estate Owned	3,067	4,747	-35%	3,023	1%
Covered Other Real Estate Owned	5,980	4,109	46%	13,460	-56%
FDIC Indemnification Asset	14,536	25,439	-43%	34,571	-58%
Other Assets	18,556	19,624	-5%	20,042	-7%
Total Assets	$1,683,988	$1,648,154	2%	$1,687,677	0%

Liabilities and Shareholders' Equity
Deposits:
Noninterest-Bearing Demand	$265,412	$269,211	-1%	$261,310	2%
NOW Accounts	370,244	361,241	2%	345,599	7%
Money Market	347,670	295,147	18%	295,441	18%
Savings	124,516	122,663	2%	112,725	10%
Time Deposits	359,650	381,017	-6%	447,898	-20%
Total Deposits	1,467,492	1,429,279	3%	1,462,973	0%

Junior Subordinated Debentures	25,774	25,774	0%	25,774	0%
Other Liabilities	10,792	11,303	-5%	16,306	-34%
Total Liabilities	1,504,058	1,466,356	3%	1,505,053	0%
Shareholders' Equity
Common Stock (no par value)
Authorized 35,000,000 Shares:
Issued and Outstanding 15,538,969 at 12/31/13,
15,532,349 at 9/30/13 and 15,483,598 at 12/31/12	86,714	86,447	0%	85,707	1%
Retained Earnings	98,431	98,182	0%	92,234	7%
Accumulated Other Comprehensive (Loss) Income	(5,215)	(2,831)	84%	4,683	-211%
Total Shareholders' Equity	179,930	181,798	-1%	182,624	-1%
Total Liabilities and Shareholders' Equity	$1,683,988	$1,648,154	2%	$1,687,677	0%

WBCO Reports 2013 EPS of $0.93

January 30, 2014

NON-COVERED ASSET QUALITY (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in thousands, except per share data)	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012
Allowance for Non-Covered Loan Losses Activity:
Balance at Beginning of Period	$16,942	$16,967	$16,570	$17,147	$18,032
Indirect Loans:
Charge-offs	(261)	(78)	(241)	(673)	(801)
Recoveries	71	48	91	348	410
Indirect Net Charge-offs	(190)	(30)	(150)	(325)	(391)

Other Loans:
Charge-offs	(305)	(692)	(1,255)	(2,623)	(8,382)
Recoveries	596	172	482	1,019	788
Other Net Recoveries (Charge-offs)	291	(520)	(773)	(1,604)	(7,594)

Total Net Recoveries (Charge-offs)	101	(550)	(923)	(1,929)	(7,985)
Provision for Loan Losses, Non-Covered Loans	50	525	1,500	1,875	7,100
Balance at End of Period	$17,093	$16,942	$17,147	$17,093	$17,147

Net Charge-offs to Average Loans:
Indirect Loans Net Charge-Offs, to Avg Indirect Loans, Annualized (1)	0.93%	0.15%	0.74%	0.41%	0.48%
Other Loans Net (Recoveries) Charge-Offs, to Avg Other Loans, Annualized (1)	-0.15%	0.26%	0.41%	0.21%	1.03%
Net (Recoveries) Charge-offs to Average Total Loans (1)	-0.05%	0.25%	0.44%	0.22%	0.97%

	December 31,	September 30,	December 31,
	2013	2013	2012
Nonperforming Non-Covered Assets
Nonperforming Non-Covered Loans (2)	$8,409	$9,907	$15,551
Non-Covered Other Real Estate Owned	3,067	4,747	3,023
Total Nonperforming Non-Covered Assets	$11,476	$14,654	$18,574
Nonperforming Non-Covered Loans to Total Non-Covered Loans (1)	0.95%	1.14%	1.82%
Nonperforming Non-Covered Assets to Total Assets	0.68%	0.89%	1.10%
Allowance for Loan Losses to Nonperforming Non-Covered Loans	203.27%	171.01%	110.26%
Allowance for Loan Losses to Non-Covered Loans	1.92%	1.94%	2.01%

Non-Covered Loan Composition
Commercial	$179,914	$173,003	$162,481
Real Estate Mortgages
One-to-Four Family Residential	41,811	40,026	36,873
Commercial	447,337	446,568	415,754
Real Estate Construction
One-to-Four Family Residential	33,928	35,613	46,472
Commercial	22,320	15,489	34,926
Consumer
Indirect	79,900	78,781	77,596
Direct	81,773	81,453	77,294
Deferred Costs	1,703	1,703	1,738
Total Non-Covered Loans	$888,686	$872,636	$853,134

Time Deposit Composition
Time Deposits $100,000 and more	$156,297	$168,937	$188,282
All Other Time Deposits	203,026	211,581	247,037
Brokered Deposits
CDARS (Certificate of Deposit Account Registry Service)	327	499	12,579
Total Time Deposits	$359,650	$381,017	$447,898

(1) Excludes Loans Held for Sale.

(2) Nonperforming loans includes nonaccrual loans plus accruing loans 90 or more days past due.

WBCO Reports 2013 EPS of $0.93

January 30, 2014

FINANCIAL STATISTICS (unaudited)	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended	Year Ended
($ in thousands, except per share data)	December 31,	September 30,	June 30,	December 31,	December 31,
	2013	2013	2013	2012	2013	2012

Averages
Total Assets	$1,652,752	$1,628,236	$1,641,686	$1,677,465	$1,648,760	$1,671,903
Non-Covered Loans and Loans Held for Sale	874,899	868,745	856,046	841,044	864,049	831,179
Covered Loans	145,301	165,964	189,099	223,473	176,611	242,552
Interest Earning Assets	1,541,783	1,500,065	1,507,438	1,533,010	1,522,068	1,510,471
Deposits	1,434,083	1,414,504	1,416,874	1,455,049	1,428,275	1,457,896
Common Shareholders' Equity	181,739	177,448	184,042	181,015	181,460	176,137

Financial Ratios
Return on Average Assets, Annualized	0.60%	1.10%	0.71%	1.09%	0.88%	1.01%
Return on Average Common Equity, Annualized	5.46%	10.07%	6.34%	10.08%	7.99%	9.56%
Efficiency Ratio (1)	79.57%	63.75%	44.16%	56.42%	60.43%	61.31%
Yield on Earning Assets (1)	4.84%	4.94%	5.04%	5.64%	5.01%	6.02%
Cost of Interest Bearing Liabilities	0.43%	0.44%	0.46%	0.52%	0.45%	0.57%
Net Interest Spread	4.41%	4.50%	4.58%	5.12%	4.56%	5.45%
Net Interest Margin (1)	4.50%	4.59%	4.68%	5.23%	4.65%	5.54%

Tangible Book Value Per Share (2)	$11.22	$11.34	$11.04	$11.41	$11.22	$11.41
Tangible Common Equity to Total Tangible Assets (2)	10.39%	10.72%	10.64%	10.50%	10.39%	10.50%

	December 31,	September 30,	June 30,	December 31,	Regulatory Requirements
	2013	2013	2013	2012	Adequately- capitalized	Well- capitalized
Period End
Total Risk-Based Capital Ratio - Consolidated (3)	19.76%	19.82%	19.86%	19.39%	8.00%	NA
Tier 1 Risk-Based Capital Ratio - Consolidated (3)	18.49%	18.55%	18.59%	18.13%	4.00%	NA
Tier 1 Leverage Ratio - Consolidated (3)	12.41%	12.56%	12.25%	11.78%	4.00%	NA
Total Risk-Based Capital Ratio - Whidbey Island Bank (3)	19.20%	19.26%	19.19%	18.77%	8.00%	10.00%
Tier 1 Risk-Based Capital Ratio - Whidbey Island Bank (3)	17.93%	17.99%	17.92%	17.51%	4.00%	6.00%
Tier 1 Leverage Ratio - Whidbey Island Bank (3)	12.02%	12.17%	11.81%	11.36%	4.00%	5.00%

(1) Fully tax-equivalent is a non-GAAP performance measurement that management believes provides investors with a more accurate picture of the net interest margin, revenue and efficiency ratio for comparative purposes. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income. Please see reconciliation to GAAP measure that appears elsewhere in this release.

(2) Please see the reconciliations to GAAP measures that appear elsewhere in this release. Tangible book value per share and tangible common equity to total tangible assets are non-GAAP performance measurements that management believes provide a more accurate picture of equity.

(3) Capital ratios for the most recent period are an estimate pending filing of the Company's regulatory reports.

WBCO Reports 2013 EPS of $0.93

January 30, 2014

Non-GAAP Financial Measures

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP) this press release presents certain non-GAAP financial measures. Management believes that certain non-GAAP financial measures provide investors with information useful in understanding the Company's financial performance; however, readers of this report are urged to review these non-GAAP measures in conjunction with the GAAP results as reported.

Operating earnings are not a measure of performance calculated in accordance with GAAP. However, management believes that operating earnings are an important indication of our ability to generate earnings through the Company's fundamental banking business. Since operating earnings exclude the effects of certain items that are unusual and/or difficult to predict, management believes that operating earnings provide useful supplemental information to both management and investors in evaluating the Company's financial results.

Operating earnings should not be considered in isolation or as a substitute for net income, cash flows from operating activities, or other income or cash flow statement data calculated in accordance with GAAP. Moreover, the manner in which the Company calculates operating earnings may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's GAAP earnings to operating earnings (non-GAAP) for the periods presented:

	Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012

GAAP Earnings Available to Common Shareholders	$2,502	$4,502	$4,586	$14,496	$16,844
Provision for Income Tax	1,104	2,185	2,153	6,872	7,856
GAAP Earnings Available to Common Shareholders before Provision for Income Tax	3,606	6,687	6,739	21,368	24,700
Adjustments to GAAP Earnings Available to Common Shareholders
Acquisition-Related Costs	652	—	—	652	—
Operating Earnings Before Income Tax	4,258	6,687	6,739	22,020	24,700
Provision for Income Tax	1,332	2,185	2,153	7,100	7,856
Net Operating Earnings	$2,926	$4,502	$4,586	$14,920	$16,844

Diluted GAAP Earnings per Common Share	$0.16	$0.29	$0.30	$0.93	$1.09
Diluted Operating Earnings per Common Share	$0.19	$0.29	$0.30	$0.96	$1.09

Non-GAAP Financial Measures

Fully tax-equivalent net interest income and fully tax-equivalent net interest margin are non-GAAP performance measurements that management believes provides investors with a more accurate picture of the Company's operational performance and is consistent with industry practice. The calculation involves grossing up interest income on tax-exempt loans and investments by an amount that makes it comparable to taxable income.

The following table provides the reconciliation of the Company's net interest income and net interest margin (GAAP) to a fully tax-equivalent net interest income and fully tax-equivalent net interest margin (non-GAAP) for the periods presented:

	Quarter Ended			For the Year Ended
	December 31,	September 30,	December 31,	December 31,
	2013	2013	2012	2013	2012

Net Interest Income	$17,253	$17,147	$19,854	$69,939	$82,597
Tax-Equivalent Adjustment (1)	237	222	307	881	1,144
Tax-Equivalent Net Interest Income	17,490	17,369	20,161	70,820	83,741

Average Interest Earning Assets	1,541,783	1,500,065	1,533,010	1,522,068	1,510,471

Net Interest Margin	4.44%	4.54%	5.15%	4.59%	5.47%
Tax-Equivalent Net Interest Margin (1)	4.50%	4.59%	5.23%	4.65%	5.54%

WBCO Reports 2013 EPS of $0.93

January 30, 2014

Non-GAAP Financial Measures

Tangible common equity, tangible assets and tangible book value per common share are not measures that are calculated in accordance with GAAP. However, management uses these non-GAAP measures in its analysis of the Company's performance. Management believes that these non-GAAP measures are an important indication of the Company's ability to grow both organically and through business combinations, and, with respect to tangible common equity, the Company's ability to pay dividends and to engage in various capital management strategies.

Neither tangible common equity, tangible assets or tangible book value per common share should be considered in isolation or as a substitute for common shareholders' equity or book value per common share or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates tangible common equity, tangible assets and tangible book value per share may differ from that of other companies reporting measures with similar names.

The following table provides the reconciliation of the Company's shareholders' equity (GAAP) to tangible common equity (non-GAAP) and total assets (GAAP) to tangible assets (non-GAAP) for the periods presented:

	December 31,	September 30,	December 31,
($ in thousands, except per share data)	2013	2013	2012

Total Shareholders' Equity	$179,930	$181,798	$182,624
Adjustments to Shareholders' Equity
Goodwill and Other Intangible Assets, Net (2)	(5,588)	(5,698)	(6,027)
Tangible Common Equity	174,342	176,100	176,597

Total Assets	$1,683,988	$1,648,154	$1,687,677
Adjustments to Total Assets
Goodwill and Other Intangible Assets, Net (2)	(5,588)	(5,698)	(6,027)
Total Tangible Assets	1,678,400	1,642,456	1,681,650

Common Shares Outstanding at Period End	15,538,969	15,532,349	15,483,598

Tangible Common Equity to Total Tangible Assets	10.39%	10.72%	10.50%
Tangible Book Value per Common Share	$11.22	$11.34	$11.41

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 35% tax rate

(2) Goodwill and Other Intangible Assets, Net excludes mortgage servicing rights

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Note: Transmitted on GlobeNewswire on January 30, 2014, at 1:00 p.m. PT.